Exhibit 4(f)

                    FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of January 24, 1997, is entered into among LUBY'S CAFETERIAS, INC., a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").


                                BACKGROUND

     A. The Borrower, the Lenders, and the Administrative Lender heretofore entered into that certain Credit Agreement, dated as of February 27, 1996, (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     B. The Borrower, the Lenders, and the Administrative Lender desire to amend the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, and the Administrative Lender covenant and agree as follows:

     1.   AMENDMENTS.

          (a)  The definition of "Restricted Subsidiary" set forth in
     Section 1.1 of the Credit Agreement is hereby amended to read as follows:

               "Restricted Subsidiary means (a) each direct and indirect Subsidiary of the Borrower which is not an Unrestricted Subsidiary and (b) each direct and indirect Subsidiary which is designated as a "Restricted Subsidiary" on Schedule 3 hereto, whether or not such Subsidiary meets the qualifications of an Unrestricted Subsidiary."

          (b) Section 5.3(a) of the Credit Agreement is hereby amended to read as follows:

               "(a) The Borrower covenants and agrees that it will not, and will cause each of its Restricted Subsidiaries to not, directly or indirectly (i) sell, transfer or otherwise dispose of any of its assets (whether now owned or hereafter acquired) or
          (ii) enter into any arrangement with any Person, whereby the Borrower or any such Restricted Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, and thereafter rent or lease the property so sold or transferred ("Sale-Leaseback"), except (i) sales of inventory or equipment in the ordinary course of business,
          (ii) dispositions of obsolete inventory or equipment, waste or by-product material in the ordinary course of business,
          (iii) dispositions of Cash Equivalents or cash in the ordinary course of business, (iv) dispositions of property to the Borrower or to a Restricted Subsidiary, and (v) other dispositions of property and Sale-Leasebacks (A) for not less than the fair market value of such property and (B) provided the aggregate Net Proceeds of all such dispositions and Sale-Leasebacks during any fiscal year shall not exceed 5% of the consolidated total assets of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year."

          (c) Schedule 3 to the Credit Agreement is hereby amended to be in the form of Schedule 3 to this First Amendment.

     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

          (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

          (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (c) the Borrower has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

          (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any law to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject; and

          (e) no authorization, approval consent, or other action by, notice to, or filing with, any governmental authority or other Person is required for the execution, delivery or performance by the Borrower of this First Amendment.

     3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of the date first above written, subject to the following:

          (a) the Administrative Lender shall have received counterparts of this First Amendment executed by each Lender;

          (b) the Administrative Lender shall have received counterparts of this First Amendment executed by the Borrower;

          (c) the Administrative Lender shall have received the Subsidiary Guaranty duly executed by each Guarantor;

          (d) the Administrative Lender shall have received a subordination agreement, in form and substance satisfactory to the Administrative Lender (the "Subordination Agreement"), duly executed by each Guarantor;

          (e) the Administrative Lender shall have received an officer's certificate for each Guarantor, including a certificate of incumbency with respect to each officer of such Guarantor signing the Subsidiary Guaranty and the Subordination Agreement, and including (i) a copy of the certificate of incorporation or limited partnership of such Guarantor, as appropriate, certified to be true, complete and correct by the secretary of state of organization, (ii) a copy of the by-laws or partnership agreement of each Guarantor, as appropriate, certified to be true, complete and correct, (iii) a copy of the resolutions of such Guarantor authorizing the execution, delivery and performance of the Subsidiary Guaranty and the Subordination Agreement; and (iv) a copy of the certificates of existence and good standing of such Guarantor for its state of organization and each state in which it is qualified to do business; and

          (f) the Administrative Lender shall have received, in form and substance satisfactory to the Administrative Lender and its counsel, such other documents, certificates and instruments as the Administrative Lender shall require.

     4.   REFERENCE TO THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

          (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     7. GOVERNING LAW: BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     8. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.



      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as the date first above written.

                                   LUBY'S CAFETERIAS, INC.



                                   By:  JOHN E. CURTIS, JR.
                                        _________________________________
                                        Name:  John E. Curtis, Jr.
                                        Title: President


                                   NATIONSBANK OF TEXAS, N.A.



                                   By:  JEFF SUSMAN
                                        _________________________________
                                        Name:  Jeff Susman
                                        Title: Senior Vice President


                                   SUNTRUST BANK, ATLANTA



                                   By:  TODD C. DAVIS
                                        _________________________________
                                        Name:  Todd C. Davis
                                        Title: Assistant Vice President

                                   By:  JOHN A. FIELDS, JR.
                                        _________________________________
                                        Name:  John A. Fields, Jr.
                                        Title: Vice President


                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION



                                   By:  ROBERT P. CARSWELL
                                        _________________________________
                                        Name:  Robert P. Carswell
                                        Title: Senior Vice President


                                   THE BANK OF TOKYO, LTD., DALLAS
                                   AGENCY



                                   By:  JOHN BECKWITH
                                        _________________________________
                                        Name:  John Beckwith
                                        Title: Vice President

                                SCHEDULE 3

                               SUBSIDIARIES


1.   Borrower is a Delaware corporation.

2. L&W Seafood, Inc. is a Delaware corporation and an Unrestricted Subsidiary. Borrower owns 80% of the outstanding stock L&W Seafood, Inc.

3. Borrower owns, either directly or indirectly, 100% of the outstanding ownership interests of the following Subsidiaries, each of which is a Restricted Subsidiary:

     (a) Luby's Holdings, Inc., a Delaware corporation (a wholly-owned subsidiary of Borrower).

     (b) LUBCO, Inc., a Delaware corporation (a wholly-owned subsidiary of Luby's Holdings, Inc.).

     (c) Luby's Limited Partner, Inc., a Delaware corporation (a wholly-owned subsidiary of Luby's Holdings, Inc.).

     (d) Luby's Management, Inc., a Delaware corporation (a wholly-owned subsidiary of LUBCO, Inc.).

     (e) Luby's Restaurants Limited Partnership, a Texas limited partnership (owned 1% by Luby's Management, Inc., sole general partner, and 99% by Luby's Limited Partner, Inc., sole limited partner).